UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 11, 2013)

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
ELK GROVE VILLAGE, IL	(Zip Code)
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 12, 2013, Atlas Financial Holdings, Inc. (the “°Company”) announced that it had priced its initial public offering (the “IPO”) of 4,125,000 ordinary shares (the“°Shares”), of which 1,500,000 Shares were being offered by the Company and 2,625,000 Shares were being offered by an existing shareholder of the Company, at a price of $5.85 per share, pursuant to the Company's registration statement on Form S-1 (File No. 333-183276) and its accompanying prospectus (the “Registration Statement”). In connection with the IPO, the Company entered into an underwriting agreement as described below.

Underwriting Agreement

On February 11, 2013, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the Shares with Sandler O'Neill & Partners, L.P. (“Sandler”), as representative of the underwriters in the United States, and Canaccord Genuity Corp., as representative of the underwriters in Canada (collectively, the “Underwriters”). A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated by reference herein.

Pursuant to the Underwriting Agreement, the Underwriters are obligated to purchase the Shares subject to satisfaction of the conditions contained in the Underwriting Agreement. The Company will reimburse the Underwriters for their reasonable out-of-pocket non-legal expenses incurred in connection with their engagement as underwriters, including, without limitation, marketing, syndication and travel expenses. Further, the Company will reimburse the Underwriters for their legal fees incurred in connection with their engagement as underwriters. The Company will also pay for filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review of the terms of the IPO. The Company estimates the total expenses of the IPO, exclusive of the underwriting discounts and commissions, will be approximately $849,000 (including approximately $361,000 of reimbursable underwriter expenses) of which approximately $309,000 are payable by the Company. The Company also granted the Underwriters an option, exercisable no later than March 13, 2013, to purchase up to an aggregate of 618,750 additional shares at the public offering price of $5.85 per share to cover over-allotments, if any. We will be obligated to sell such shares to the Underwriters to the extent the over-allotment option is exercised.

Pursuant to the terms of the Underwriting Agreement, the sale of the Shares was completed on February 15, 2013 at a purchase price of $5.4405 (the offering price to the public of $5.85 per Share minus the underwriters' discount of $0.4095 per Share before expenses).

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any such liabilities.

Item 8.01   Other Events

On February 15, 2013, the Company consummated the IPO, of which 1,500,000 Shares were sold by the Company and 2,625,000 Shares were sold by a shareholder of the Company pursuant to the Registration Statement. The Shares were sold at an offering price of $5.85 per Share, generating gross proceeds (before expenses) of $8,160,750.00 to the Company.

A copy of the press release issued by the Company announcing the closing of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

1.	Underwriting Agreement, dated February 11, 2013, by and among Atlas Financial Holdings, Inc.,
Sandler O'Neill & Partners, L.P., as representative in the United States of the underwriters, and
Canaccord Genuity Corp., as representative in Canada of the underwriters.

99.1 Press Release, dated February 15, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013		Atlas Financial Holdings, Inc.

	By:	/s/ Paul Romano
Name: Paul Romano
Title: Vice President and Chief Financial Officer